UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)August 31, 2012

Denmark Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-21554	39-1472124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 East Main Street

PO Box 130

Denmark, WI 54208-0130

(Address of principal executive offices)(Zip Code)

920-863-2161

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 31, 2012, Denmark Bancshares, Inc. filed a preliminary proxy statement on Schedule 13e-3 with the Securities and Exchange Commission. The preliminary proxy statement proposes a going-private transaction, which requires DBI's shareholders to approve amendments to DBI's articles of incorporation to establish two separate and distinct classes of its common stock: Class A Common Stock (voting common stock) and Class B Common Stock (non-voting common stock), and to reclassify shares held by certain existing DBI shareholders into shares of Class B Common Stock. DBI expects to hold a special meeting of shareholders during the fourth quarter of this year to vote on the proposed going-private transaction. The primary effect of the proposed going-private transaction will be to reduce the total number of holders of record of any one class of DBI's common stock to below 1,200. The enactment of the Jumpstart Our Business Startups Act ("JOBS ACT") authorized bank holding companies with fewer than 1,200 shareholders to deregister their common stock under the Securities Exchange Act of 1934. As a result, upon approval of the proposed going-private transaction by DBI's shareholders, DBI would terminate the registration of its stock under federal securities laws and its SEC reporting obligations.

DBI issued a press release on August 31, 2012 to announce the filing of the preliminary proxy statement and the proposed going-private transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated August 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denmark Bancshares, Inc.
Date: August 31, 2012	/s/ Dennis J. Heim
Dennis J. Heim
Vice President and Treasurer,
Principal Financial and
Accounting Officer